Exhibit 23.1

                CONSENT OF INDEPENDENT AUDITORS - ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Emmis Operating Company 401(K) Plan and Emmis Operating Company 401(K) Plan Two of our report dated April 11, 2003, with respect to the consolidated financial statements of Emmis Communications Corporation and Emmis Operating Company included in Emmis Communications Corporation's Annual Report (Form 10-K) for the year ended February 28, 2003, filed with the Securities and Exchange Commission.





                                                          /s/ ERNST & YOUNG LLP

                                                              ERNST & YOUNG LLP

Indianapolis, Indiana
May 27, 2003